EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
DiamondCluster International, Inc:

We consent to the incorporation by reference of our report dated May 25, 2004 on the financial statements of the DiamondCluster International, Inc. 401(k) Plan (the “Plan”) for the year ended December 31, 2003 included in this 2003 Annual Report on Form 11-K of the Plan into the DiamondCluster International, Inc. Registration Statement on Form S-8 No. 333-31965 filed with the Securities and Exchange Commission.

                                                                                                                                /s/ Crowe Chizek and Company LLC

Oak Brook, Illinois
June 23, 2004